SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                COMPU-DAWN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                                                  11-3344575
(State or Other                                             (IRS Employer
Jurisdiction of                                          Identification Number)
Incorporation)

77 Spruce Street, Cedarhurst, NY                             11516
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to General     securities and is to become
Instruction A(c)(1), please check the         effective simultaneously with the
following box. [ ]                            effectiveness of a concurrent
                                              registration  statement  under the
                                              Securities Act of 1933 pursuant to
                                              General Instruction A(c)(2),
                                              please check the following box.[ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so           Name of each exchange on which each class
registered:                            is to be registered:

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        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share.
                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered.

A description of the registrant's Common Shares, $.01 par value per share, is set forth under the caption "Description of Securities - Common Shares" in the registrant's registration statement on Form SB-2, Registration No. 333-18667 filed under the Securities Act of 1933, as amended, and is incorporated herein by reference thereto.

Item 2.           Exhibits.

Exhibit Number                              Title of Exhibit

4.1                                         Specimen Common Share Certificate.*

-------------------
*Filed as an exhibit to the registrant's registration statement on Form SB-2, Registration No. 333- 18667, and is incorporated herein by reference thereto.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            COMPU-DAWN, INC.


Dated: May 28, 1997                       By:  /s/ Mark Honigsfeld
                                               -------------------
                                               Mark Honigsfeld
                                               Chief Executive Officer




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